Exhibit 1

                            CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL TECHNOLOGIES, INC.

     Z-Tel Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. The name of the Corporation is Z-Tel Technologies, Inc.

     2. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 30, 2000, and said Certificate of Amendment requires correction as permitted by subsection
(f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate of Amendment to be corrected is that Article VI of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State on October 21, 1998, was inadvertently struck out in its entirety. The replacement language was only intended to supersede paragraph A of Article VI that set forth general provisions related to the directors of the Corporation. As a result of this error, paragraph B of Article VI was inadvertently removed from the Certificate of Incorporation.

     4. Article FIRST of the Certificate of Amendment is corrected to read in its entirety as follows:

          "FIRST: That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed on October 21, 1998 (the "Amended Certificate"), hereby further amends the Amended Certificate, for purposes of dividing the board of directors of the corporation into three classes, as follows: by relettering paragraph B thereof to be paragraph I and by striking out paragraph A of ARTICLE VI thereof in its entirety and inserting in its place new paragraphs A-H of ARTICLE VI, as follows:

                                   `ARTICLE VI

                                    Directors

A. The management of the business and the conduct of the affairs of the corporation shall be vested in a board of directors.

B. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

C. The directors of the corporation need not be elected by written ballot unless the bylaws of the corporation so provide. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

D. The number of directors of the corporation shall be fixed and may be changed from time to time by resolution of the board of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

E. Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, increase in the number of directors constituting the board of directors, or other causes, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, and except as otherwise provided by law, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors, and not by the stockholders. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class.


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

F. Any additional director of any class elected to fill a newly created directorship shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors constituting the board of directors remove or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

G. Directors may be removed only for cause, and only by the affirmative vote of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

H. Notwithstanding the foregoing, whenever the holders of any one or more class or series of capital stock issued by the corporation shall have the right, voting separately as a class or series or with one or more such other classes or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation (including any certificate of designations relating to any class or series of capital stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.'"

     IN WITNESS WHEREOF, Z-Tel Technologies, Inc. has caused this Certificate to be executed this 11th day of October, 2004.


                                  Z-TEL TECHNOLOGIES, INC.


                                  By:  /s/ Horace J. Davis, III
                                       --------------------------------------
                                       Name:   Horace J. Davis, III
                                       Title:  Acting Chief Executive Officer



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



                            CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL TECHNOLOGIES, INC.

     Z-Tel Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. The name of the Corporation is Z-Tel Technologies, Inc.

     2. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 1999, and said Certificate of Amendment requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate of Amendment to be corrected is that Article IV of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State on October 21, 1998, was inadvertently struck out in its entirety. The replacement language was only intended to supersede the portion of the first paragraph of Article IV that set forth the authorized number of common and preferred shares of the Corporation. As a result of this error, the portions of Article IV setting forth additional details related to the common and preferred shares were inadvertently removed from the Certificate of Incorporation.

     4. Article SECOND of the Certificate of Amendment is corrected to read in its entirety as follows:

          "SECOND: That this amendment to the Amended and Restated Certificate of Incorporation is hereby amended, for the purposes of increasing the Corporation's authorized capital stock, as follows: by striking out the first sentence of the first paragraph of ARTICLE IV thereof as it now exists and inserting in lieu thereof a new first sentence of the first paragraph of ARTICLE IV reading in its entirety, as follows:

                                   `ARTICLE IV

                                  Capital Stock

     The total number of shares that the Corporation shall have authority to issue is 200,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.01 per share (the "Common Shares"), and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Shares").'"

     IN WITNESS WHEREOF, Z-Tel Technologies, Inc. has caused this Certificate to be executed this 11th day of October, 2004.




                             Z-TEL TECHNOLOGIES, INC.


                             By:  /s/ Horace J. Davis, III
                                  ---------------------------------------
                                  Name:   Horace J. Davis, III
                                  Title:  Acting Chief Executive Officer





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